               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 9 to the Registration Statement (Form N-1A)
(No. 33-67490) of Delaware Group Adviser Funds, Inc. of our reports dated December 5, 1997, included in the 1997 Annual Report to shareholders.


                                            /s/ Ernst & Young LLP
                                            ---------------------
                                            Ernst & Young LLP

Philadelphia, Pennsylvania
February 25, 1998

                         Report of Independent Auditors


To the Shareholders and Board of Directors
Delaware Group Adviser Funds, Inc.

We have audited the accompanying statements of net assets and the statements of assets and liabilities of Delaware Group Adviser Funds, Inc. (comprised of the U.S. Growth Fund, the Overseas Equity Fund, and the New Pacific Fund) (the "Funds") as of October 31, 1997, and the related statements of operations, statements of changes in net assets, and financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The statements of changes in net assets for the year ended October 31, 1996 and the financial highlights for the periods ended October 31, 1994 through October 31, 1996 were audited by other auditors whose report dated December 20, 1996, expressed an unqualified opinion on those statements and financial highlights.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of October 31, 1997, by correspondence with the Funds' custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 1997 financial statements and financial highlights referred to above present fairly, in all material respects the financial position of each of the respective portfolios constituting the Delaware Group Adviser Funds, Inc. at October 31, 1997, the results of their operations, changes in their net assets, and their financial highlights for the year then ended, in conformity with generally accepted accounting principles.


                                             /s/ Ernst & Young LLP
                                             ---------------------
                                             Ernst & Young LLP

December 5, 1997

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 9 to the Registration Statement under the Securities Act of 1933 on Form N-1A (File No. 33-67490) of our reported dated December 20, 1996 on our audit of the financial statements and financial highlights of Delaware Group Adviser Funds, Inc. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and under the caption "Financial Statements" in the Statement of Additional Information.

/s/ Coopers & Lybrand L.L.P.
-------------------------------
    Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 25, 1998